Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Torchlight Energy Resources, Inc. of our report dated March 31, 2014, relating to our audits of the financial statements, appearing in the Company’s Annual Report on Form 10-K of Torchlight Energy Resources, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Calvetti Ferguson

Calvetti Ferguson

Houston, Texas

June 10, 2014